As filed with the Securities and Exchange Commission on May 23, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	54-1394360
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Plaza America Tower I

11700 Plaza America Drive, Suite 500

Reston, Virginia 20190

(703) 956-4000

(Address of principal executive offices) (Zip code)

NVR, Inc. 2005 Stock Option Plan

(Full title of the plan)

Mr. Dwight C. Schar

Chairman of the Board, Chief Executive Officer and President

NVR, Inc.

Plaza America Tower I

11700 Plaza America Drive, Suite 500

Reston, Virginia 20190

(Name and address of agent for service)

(703) 956-4000

(Telephone number, including area code, of agent for service)

Copy to:

Alan L. Dye, Esq.

HOGAN & HARTSON L.L.P.

555 Thirteenth Street, N.W.

Washington, DC 20004-1109

(202) 637-5600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock, $0.01 par value per share	500,000 shares	$731.50	$365,750,000	$43,049

(1)	Estimated solely for the purpose of determining the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on the American Stock Exchange on May 17, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this registration statement will be sent or given to participants in the NVR, Inc. 2005 Stock Option Plan (the “Plan”) as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

NVR hereby incorporates by reference into this registration statement the following documents filed with the Commission:

(a)	NVR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on February 28, 2005;

(b)	NVR’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 5, 2005;

(c)	NVR’s Current Reports on Form 8-K filed with the Commission on January 6, 2005, March 1, 2005 and May 10, 2005, respectively; and

(d)	The description of NVR’s common stock, $0.01 par value per share, incorporated by reference in Amendment No. 1 to NVR’s Registration Statement on Form 8-A filed with the Commission on June 14, 2004 from NVR’s Registration Statement on Form S-3 (File No. 333-115936) filed with the Commission on May 27, 2004.

All documents subsequently filed by NVR pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in this registration statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification Of Directors And Officers.

Under the Virginia Stock Corporation Act (the “VSCA”), a corporation may indemnify a director who is made a party to a proceeding because he is or was a director if (i) he acted in good faith, (ii) in the case of conduct in his official capacity with the corporation, he believed his conduct was in the best interests of the corporation, (iii) in any other case, he believed his conduct was at least not opposed to the best interests of the corporation, and (iv) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of clause (iii) above. Under the VSCA, NVR may not indemnify its directors (i) in a proceeding brought by or in the right of the corporation, in which the director was determined liable to the corporation, or (ii) any other proceedings charging improper personal benefit in which the director was determined liable on that basis. Indemnification permitted under the VSCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The termination of a proceeding by judgment, order, settlement or conviction is not determinative that a director acted in a way that prohibits indemnification. Under the VSCA, unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is a current or former director of the corporation against reasonable expenses incurred in the proceeding. A corporation may indemnify officers to the same extent as directors.

NVR’s articles of incorporation require NVR to indemnify to the fullest extent permitted by the VSCA a present or former director or officer of (a) NVR, (b) any constituent corporation or other business entity absorbed by NVR in a merger or consolidation, or (c) at the request of NVR or such other entity, any other corporation or business entity, who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that such individual is a present or former director or officer of NVR, against any obligation to pay a judgment, settlement, penalty, fine or other liability and reasonable expenses (including counsel fees) incurred with respect to such a proceeding (except for liabilities incurred because of willful misconduct or a knowing violation of the criminal law).

NVR’s articles of incorporation require it to make advances and reimbursements for expenses reasonably incurred by a director or officer in a proceeding as described above upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking must be an unlimited, unsecured general obligation of the director or officer and must be accepted without reference to his ability to make repayment. In accordance with the VSCA, the director or officer must also provide a written statement of his good faith belief that he has met the standard of conduct under the VSCA.

NVR maintains an officer and director liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring NVR under certain circumstances, in the event that indemnification payments are made to such officers and directors.

NVR has also entered into employment agreements with Dwight C. Schar, Paul C. Saville and William J. Inman, certain of NVR’s executive officers, in which NVR agrees to indemnify and hold harmless these officers for any acts or decisions made by them in good faith while performing services for NVR or its affiliates, and to pay all expenses actually and necessarily incurred by them in connection with any appeal thereon including the cost of court settlement arising or alleged to arise from their employment with NVR.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and,

where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on May 20, 2005.

NVR, Inc.

By:	/s/ Dwight C. Schar
Name:	Dwight C. Schar
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Dwight C. Schar and Paul C. Saville, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 20, 2005.

Signature		Title
By:	/s/ Dwight C. Schar Dwight C. Schar	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ Paul C. Saville Paul C. Saville	Chief Financial Officer, Executive Vice President Finance and Treasurer (Principal Financial Officer)

By:	/s/ Dennis M. Seremet Dennis M. Seremet	Senior Vice President and Controller (Principal Accounting Officer)

By:	/s/ Robert C. Butler Robert C. Butler	Director

By:	/s/ Manuel H. Johnson Manuel H. Johnson	Director

By:	/s/ William A. Moran William A. Moran	Director

By:	/s/ David A. Preiser David A. Preiser	Director

By:	/s/ George E. Slye George E. Slye	Director

By:	/s/ John M. Toups John M. Toups	Director

By:	/s/ C. Scott Bartlett, Jr. C. Scott Bartlett, Jr	Director

Index to Exhibits

Exhibit Number	Description
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)